Oportun Announces Definitive Agreement to Sell its Credit Card Portfolio
SAN CARLOS, Calif. – 25, 2024 – Oportun (Nasdaq: OPRT), a mission-driven financial services company, today announced that it has signed a definitive agreement to sell its credit card portfolio to Continental Finance. This transaction reflects a key milestone towards Oportun’s initiative to enhance profitability in 2024 and beyond by simplifying the business and driving performance in its three core products: unsecured personal loans, secured personal loans, and its award-winning Set & Save™ savings product.
The closing date is now anticipated to be on or around November 10, 2024, rather than by the end of the third quarter as indicated on the August 8th second quarter earnings call. Due to the revised closing date, the sale is expected to be accretive by approximately $2 million to Adjusted EBITDA in 2024 as compared to the $4 million previously indicated. Oportun continues to expect that the transaction will result in Adjusted EBITDA favorability of approximately $11 million in 2025.
“We’re pleased to have signed a definitive agreement to sell our credit card portfolio to Continental Finance, a leading U.S. credit card marketer and servicer," said Jonathan Coblentz, Chief Financial Officer & Chief Administrative Officer of Oportun. "This transaction underscores our commitment to focus on winning in the marketplace with our core product lines, thereby enhancing the value we can deliver to our shareholders.”
Tamer El-Rayess, Continental Finance’s Chairman of the Board, said “Continental Finance is excited to enter into an agreement to acquire Oportun’s Visa credit card portfolio with its partner bank, The Bank of Missouri. The Continental Finance team will be collaborating with the Oportun team to ensure a seamless transition of their customers onto our platform. Our goal is to continue to provide exceptional, personalized service to these valued customers for many years to come.”
About Oportun
Oportun (Nasdaq: OPRT) is a mission-driven financial services company that puts its members' financial goals within reach. With intelligent borrowing, savings, and budgeting capabilities, Oportun empowers members with the confidence to build a better financial future. Since inception, Oportun has provided more than $18.7 billion in responsible and affordable credit, saved its members more than $2.4 billion in interest and fees, and helped its members save an average of more than $1,800 annually. For more information, visit Oportun.com.
About Continental Finance
With over 5.3 million credit cards managed since its founding, Continental Finance prides itself on excellent customer service and access to bank-issued credit products with innovative features that provide affordable and safe options to consumers with poor or limited credit. Utilizing responsible innovation, Continental Finance works to provide each customer with the necessary educational tools for them to be successful in managing their personal credit.
Forward-Looking Statements

This press release contains forward-looking statements. These forward-looking statements are subject to the safe harbor provisions under the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact contained in this press release, including statements as to future performance and financial position; expectations regarding the impact of the sale of the Company’s credit card portfolio, including expected timelines; our planned products and services; achievement of the Company's strategic priorities and goals and the plans and objectives of management for our future operations, are forward-looking statements are forward-looking statements. These statements can be generally identified by terms such as “expect,” “plan,” “goal,” “target,” “anticipate,” “assume,” “predict,” “project,” “outlook,” “continue,” “due,” “may,” “believe,” “seek,” or “estimate” and similar expressions or the negative versions of these words or comparable words, as well as future or conditional verbs such as “will,” “should,” “would,” “likely” and “could.” These statements involve known and unknown risks, uncertainties, assumptions and other factors that may cause Oportun’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Oportun has based these forward-looking statements on its current expectations and projections about future events, financial trends and risks and uncertainties that it believes may affect its business, financial condition and results of operations. These risks and uncertainties include those risks described in Oportun's filings with the Securities and Exchange Commission, including Oportun's most recent annual report on Form 10-K and most recent quarterly report on Form 10-Q. These forward-looking statements speak only as of the date on which they are made and, except to the extent required by federal securities laws, Oportun disclaims any obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. In light of these risks and uncertainties, there is no assurance that the events or results suggested by the forward-looking statements will in fact occur, and you should not place undue reliance on these forward-looking statements.
Investor Contact
Dorian Hare
(650) 590-4323
ir@oportun.com
Media Contact
Michael Azzano
Cosmo PR for Oportun
(415) 596-1978
michael@cosmo-pr.com